UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 19, 2011
Date of Report (Date of earliest event reported)

VIAD CORP
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

On September 19, 2011, Viad Corp (the "Company") issued a press release announcing the acquisition on September 16, 2011 of Denali Backcountry Lodge, Denali Cabins and related assets.  Denali Backcountry Lodge and Denali Cabins are full-service lodging properties located in and adjacent to Denali National Park and Preserve in Denali Park, Alaska.  The purchase price was $15.3 million in cash, subject to certain adjustments.  The press release is attached hereto as Exhibit 99 and is incorporated by reference herein. The press release contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

	(d)	Exhibits

99 – Press release dated September 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP
(Registrant)

September 19, 2011	By:	/s/ G. Michael Latta
G. Michael Latta
Chief Accounting Officer – Controller
(Chief Accounting Officer and Authorized Signer)